Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 2011, except as to Note 17, as to which the date is October 13, 2011, relating to the financial statements of ZELTIQ Aesthetics, Inc. (“the Company”), appearing in the Prospectus dated October 18, 2011 filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-175514 on Form S-1.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

October 28, 2011